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EXHIBIT 10.1 TO FORM 8K

TFC ENTERPRISES, INC.                                CONTACT: RON TRAY
NEWS RELEASE                                                  757-858-1400

*FOR IMMEDIATE RELEASE*

WAREHOUSE LINE RENEGOTIATED

NORFOLK, VA, July 22, 2002 /PRNewswire/ -- TFC Enterprises, Inc. (the Company)
NASDAQ: TFCE) today announces its wholly owned subsidiary, THE Finance Company
(TFC), renegotiated one of its warehouse credit facilities. Under the amended facility the line changed from $75 million to $40 million and expires July 2003. "This line coupled with our other credit facilities will be sufficient to meet our current business plan" said Ron Tray, President and Chief Financial Officer.

Further details will be available in the second quarter Form 10-Q for TFCE.

In addition to historical information, this press release statement by the Company may contain forward-looking statements that are subject to risks and uncertainties that could cause the Company's results to differ materially from those anticipated in forward-looking statements. In particular, the comment of the Company's President that the line coupled with the Company's other credit facilities will be sufficient to the Company's current business plan is a forward-looking statement. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's current analysis. In accordance with the Private Securities Litigation Reform Act of 1995, the following are among the factors that could cause the Company's actual results to differ materially from those expressed or implied by such forward-looking statements: a rise in interest rates, a deterioration of credit experience, competitive pricing and other factors, the loss of or further reduction in its credit facilities, or if the Company were to face increased competition. Investors are encouraged to review TFC Enterprise's SEC filings for more information about the factors affecting the Company's business.

TFC Enterprises, Inc. conducts its operations primarily through two wholly-owned subsidiaries: THE Finance Company specializes in purchasing and servicing installment sales contracts originated by automobile and motorcycle dealers and First Community Finance, Inc. specializes in the direct origination and servicing of consumer loans. Based in Norfolk, VA, TFC Enterprises, Inc. has contract production offices of THE Finance Company throughout the United States and offices of First Community Finance in Virginia and North Carolina. The Company's common stock symbol is listed on Nasdaq National Market and trades under the symbol "TFCE".